Exhibit 99.3

QUANTUM CYBER N.V.

Unaudited Pro Forma Condensed Combined Financial Information

Description of Acquisition

On June 26, 2026, Quantum Drones Corporation, a wholly owned subsidiary of Quantum Cyber N.V. (the “Company”), entered into (i) an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Arcade Technology LLC (“Arcade Technology”) to acquire certain operating assets used in Arcade Technology’s precision metal stamping, tool design, and manufacturing business, and (ii) a related Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Arcade Realty LLC (“Arcade Realty,” and together with Arcade Technology, “Arcade”) to acquire the real property located at 38 Union Avenue, Bridgeport, Connecticut, an approximately 53,000-square-foot industrial facility (the “Acquisition”). The closings under both the Asset Purchase Agreement and the Purchase and Sale Agreement occurred simultaneously on July 15, 2026.

The aggregate purchase price for the business assets and the real property was $4,180,000, consisting of $900,000 for the business assets (allocated between fixed assets and going-concern value under the Asset Purchase Agreement), $980,000 for inventory, and $2,300,000 for the real property, in each case before customary closing prorations and the Company’s own closing costs.

Following the Acquisition, the Company intends to operate the Bridgeport facility, together with the acquired manufacturing equipment and personnel, as the operational foundation for its domestic autonomous defense manufacturing capability.

The description of the Acquisition above is qualified in its entirety by reference to the Asset Purchase Agreement, the Purchase and Sale Agreement, and the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 1, 2026 and July 16, 2026 (including the press release filed as Exhibit 99.1 to the Form 8-K filed July 16, 2026), which are incorporated herein by reference.

Accounting Periods Presented

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

●	Arcade’s unaudited combined balance sheet as of June 30, 2026 and the related notes included elsewhere in this Form 8-K; and

●	the Company’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included in the Form 10-Q as filed on August 14, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

●	Arcade’s unaudited combined statement of operations for the six months ended June 30, 2026 derived from the historical information of Arcade included elsewhere in this Form 8-K; and

●	the Company’s unaudited condensed statements of operations for the six months ended June 30, 2026 derived from the historical information of the Company included in the Form 10-Q as filed on August 14, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	Arcade’s audited statement of operations for the year ended December 31, 2025 derived from the historical information of Arcade included elsewhere in this Form 8-K; and

●	the Company’s audited statements of operations for the year ended December 31, 2025 derived from the historical information of the Company included in the Form 10-K as filed on March 31, 2026.

QUANTUM CYBER N.V.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

	Quantum Cyber N.V.	Arcade (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$13,376,044	$533,115	$(4,713,115)	(a) (b)	$9,196,044
Accounts receivable, net	-	619,556	(619,556)	(b)	-
Inventory, net	-	652,783	327,217	(a) (b)	980,000
Prepaid expenses	2,777,995	16,307	(16,307)	(b)	2,777,995
Assets of discontinued operations, held for sale	538,820	-	-		538,820
Total current assets	16,692,859	1,821,761	(5,021,761)		13,492,859

Property, plant and equipment, net	136,799	622,789	2,043,211	(a) (b)	2,802,799
Intangible assets	6,538,237	-	534,000	(a)	7,072,237
Total assets	$23,367,895	$2,444,550	$(2,444,550)		$23,367,895

Liabilities and members’ / stockholders’ equity
Accounts payable and accrued liabilities	$900,904	$356,822	$(356,822)	(b)	$900,904
Loan payable	168,670	139,872	(139,872)	(b)	168,670
Intellectual property acquisition liability	1,750,000	-	-		1,750,000
Liabilities of discontinued operations, held for sale	184,982	-	-		184,982
Total liabilities	3,004,556	496,694	(496,694)		3,004,556

Total equity	20,363,339	1,947,856	(1,947,856)	(b)	20,363,339
Total liabilities and equity	$23,367,895	$2,444,550	$(2,444,550)		$23,367,895

QUANTUM CYBER N.V.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

	Quantum Cyber N.V.	Arcade (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenue	$-	$2,481,949	$-		$2,481,949
Cost of revenue	-	2,425,620	62,544	(c)	2,488,164
Gross profit	-	56,329	(62,544)		(6,215)

Operating expenses:
Sales and marketing	1,740,373	-	-		1,740,373
Research and development	320,872	-	-		320,872
In-process research and development	4,258,449	-	-		4,258,449
Selling, general and administrative	6,032,282	236,942	21,594	(c)	6,290,818
Total operating expenses	12,351,976	236,942	21,594		12,610,512

Operating loss	(12,351,976)	(180,613)	(84,138)		(12,616,727)

Other income (expense):
Miscellaneous income	34,445	20,652	-		55,097
Interest income	-	1,941	-		1,941
Miscellaneous expense	(218,001)	-	-		(218,001)
Interest expense	(22,383)	(2,620)	2,620	(d)	(22,383)
Total other income (expense)	(205,939)	19,973	2,620		(183,346)

Loss from continuing operations before income taxes	(12,557,915)	(160,640)	(81,518)		(12,800,073)

Loss from discontinued operations	(3,540,547)	-	-		(3,540,547)
Net loss	$(16,098,462)	$(160,640)	$(81,518)		$(16,340,620)

Net loss per ordinary share – basic and diluted	$(1.08)				$(1.10)
Loss from continuing operations per ordinary share – basic and diluted	$(0.85)				$(0.86)
Loss from discontinued operations per ordinary share – basic and diluted	$(0.23)				$(0.24)
Weighted average ordinary shares outstanding – basic and diluted	14,842,125				14,842,125

QUANTUM CYBER N.V.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

	Quantum Cyber N.V.	Arcade (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenue	$372,932	$4,339,242	$-		$4,712,174
Revenue – related party	164,148	-	-		164,148
Total revenue	537,080	4,339,242	-		4,876,322
Cost of revenue	147,288	3,969,080	124,849	(c)	4,241,217
Gross profit	389,792	370,162	(124,849)		635,105

Operating Expenses:
Sales and marketing	3,820,509	-	-		3,820,509
Research and development	4,905,791	-	-		4,905,791
Research and development – related party	54,775	-	-		54,775
Selling, general and administrative	5,107,535	521,414	43,162	(c)	5,672,111
Impairment of intangible asset	2,640,280	-	-		2,640,280
Total operating expenses	16,528,890	521,414	43,162		17,093,466

Operating loss	(16,139,098)	(151,252)	(168,011)		(16,458,361)

Other income (expense):
Other income	42,180	31,480	-		73,660
Government grant	533,503	-	-		533,503
Change in fair value of convertible debt	21,000	-	-		21,000
Loss on sales and disposal of assets	(163,248)	-	-		(163,248)
Interest income	-	6,316	-		6,316
Interest expense	(373,458)	(5,390)	5,390	(d)	(373,458)
Other expense	(131,597)	-	-		(131,597)
Total other income (expense)	(71,620)	32,406	5,390		(33,824)

Net loss before income taxes	(16,210,718)	(118,846)	(162,621)		(16,492,185)

Income tax provision	-	-	-		-
Net loss	$(16,210,718)	$(118,846)	$(162,621)		$(16,492,185)

Net loss per ordinary share – basic and diluted	$(2.70)				$(2.75)
Weighted average ordinary shares outstanding – basic and diluted	5,996,887				5,996,887

QUANTUM CYBER N.V.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by Quantum Drones Corporation of certain operating assets of Arcade Technology and the real property of Arcade Realty, pursuant to the Asset Purchase Agreement and Purchase and Sale Agreement, each dated June 26, 2026 (together, the “Acquisition Agreement”).

The acquisition of the operating assets of Arcade has been accounted for as a business combination in accordance with the acquisition method of accounting under U.S. GAAP. Under this method of accounting, the Company has been determined to be the accounting acquirer and the operating assets of Arcade to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired in a business combination, including identifiable intangible assets not previously recorded on the historical books of Arcade, be measured and recognized at fair value as of the acquisition date. No liabilities were assumed by the Company in connection with the acquisition. The excess of the consideration over the fair value of assets acquired, if any, is allocated to goodwill.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the transaction.

The unaudited pro forma condensed combined financial information is based on the Arcade historical combined financial statements and the Company’s historical consolidated financial statements as adjusted to give effect to the acquisition transaction as outlined in the Acquisition Agreement. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the transaction as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, gives effect to the transaction as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The pro forma financial information does not give effect to any synergies, operating efficiencies, tax savings, or cost savings that may be associated with the acquisition and the related transactions. The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments, as management believes income tax adjustments to not be meaningful for the combined entity during the historical periods presented. There were no existing contractual relationships between the Company and Arcade during the periods presented in the unaudited pro forma condensed combined financial information.

Note 2 — Preliminary Purchase Price Allocation

The Acquisition closed on July 15, 2026. Under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, the total consideration for the operating assets of Arcade, and the preliminary allocation of that consideration to the assets acquired are based on the executed settlement statements for the real estate closing (Arcade Realty) and the business-asset closing (Arcade Technology), each dated July 15, 2026:

Total cash purchase consideration	$4,180,000

Assets acquired		Expected useful life
Inventory	$980,000	-
Land	455,000	Not depreciated
Building	1,845,000	39 years
Machinery	366,000	7 years
Intangible - Customer Relationships	534,000	4 years
Total identifiable assets acquired	$4,180,000

Note 3 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	Reflects cash consideration of $4,180,000 paid for the acquired assets, assumed to be funded from the Company’s cash on hand and the acquired assets at their preliminary estimated fair values. This consideration was allocated $980,000 to inventory, $455,000 to land, $1,845,000 to building, $366,000 to machinery, and $534,000 to identifiable intangible assets, with no residual goodwill (see Note 2).

b)	Reflects the elimination of Arcade’s historical assets excluded from the Acquisition (cash, accounts receivable, and prepaid expenses), its historical liabilities not assumed by the Company (accounts payable and accrued liabilities and the EIDL Loan payable), and Arcade’s historical members’ capital and accumulated earnings. Specifically, this adjustment eliminates cash of $533,115, accounts receivable of $619,556, and prepaid expenses of $16,307; accounts payable and accrued liabilities of $356,822 and the EIDL Loan payable of $139,872; and members’ capital and accumulated earnings of $1,947,856.

c)	Reflects amortization of identifiable intangible assets and incremental depreciation from the fair-value step-up of acquired property with the useful life for the acquired assets (see Note 2). In the aggregate, this adjustment increased cost of revenue by $124,849 and $62,544, and selling, general and administrative expenses by $43,162 and $21,594, respectively, for the year ended December 31, 2025 and for the six months ended June 30, 2026.

d)	Reflects the elimination of interest expense on the EIDL note, which was not assumed by the Company. This adjustment eliminates interest expense of $5,390 for the year ended December 31, 2025 and $2,620 for the six months ended June 30, 2026.

No pro forma income tax adjustment has been made. Arcade is a pass-through entity, and the Company has incurred losses for which no tax benefit has been recognized; management believes an income tax adjustment would not be meaningful.